EXHIBIT 11.1
DUKE-WEEKS REALTY CORPORATION
EARNINGS TO FIXED CHARGES CALCULATION
(in thousands)
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                                           DECEMBER 31,
                                            1999
                                           ------------
CONSOLIDATED NET INCOME  AVAILABLE
 FOR COMMON SHARES                         $139,636
DIVIDENDS ON PREFERRED SHARES                42,604
EARNINGS FROM LAND AND DEPRECIATED
 PROPERTY SALES                             (10,013)
MINORITY INTEREST IN EARNINGS OF
 COMMON UNITHOLDERS                          19,811
INTEREST EXPENSE                             86,757
                                            -------
   EARNINGS BEFORE FIXED CHARGES           $278,795
                                            =======
INTEREST EXPENSE                           $ 86,757
DIVIDENDS ON PREFERRED SHARES                42,604
INTEREST COSTS CAPITALIZED                   26,017
                                            -------
   TOTAL FIXED CHARGES                     $155,378
                                            =======
FIXED CHARGE RATIO                             1.79
                                            =======
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